Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 22, 2024, with respect to the consolidated and combined financial statements of Lotus Technology Inc., incorporated herein by reference.

/s/ KPMG Huazhen LLP

Hangzhou, China

May 6, 2024